EXHIBIT 10.4

                                ESCROW AGREEMENT

      This Escrow Agreement (this "Agreement") is made and entered into as of May 12, 1997 by and among Core Laboratories N.V., a Netherlands public limited liability company ("Acquiror"), each of the shareholders of Saybolt International B.V., a Netherlands private limited liability company (the "Company"), signatory hereto (the "Shareholders") and Chase Manhattan Bank (the "Escrow Agent").

      WHEREAS, Acquiror, the Company and the Shareholders are parties to that certain Stock Purchase Agreement, dated as of April 16, 1997 (the "Stock Purchase Agreement");

      WHEREAS, Article VIII of the Stock Purchase Agreement provides that Acquiror and its directors, officers, employees, consultants, affiliates and controlling persons (hereinafter, including the Company and its subsidiaries after the Closing (as defined in the Stock Purchase Agreement), collectively, the "Acquiror Indemnified Parties") shall be indemnified and held harmless from and against certain matters, as more particularly set forth in the Stock Purchase Agreement;

      WHEREAS, Acquiror, on behalf of itself and the Acquiror Indemnified Parties, and the Shareholders desire to establish an escrow for the indemnification obligations of the Shareholders pursuant to the terms and conditions of the Stock Purchase Agreement and this Agreement; and

      WHEREAS, the Escrow Agent is willing to act as escrow agent hereunder;

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Purchase Agreement.

      2. APPOINTMENT OF ESCROW AGENT. Acquiror and the Shareholders hereby appoint the Escrow Agent to act as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment for the purpose of receiving and disbursing the Escrow Funds (as defined below) in accordance with the terms and conditions set forth herein.

      3. ESTABLISHMENT OF ESCROW; INVESTMENT.

            (a) On the date of this Agreement (the "Closing Date"), Acquiror shall deliver to the Escrow Agent the sum of U.S. $6 million in cash pursuant to
Section 1.03 of the Stock Purchase Agreement (the "Escrow Amount"). Acquiror and the Shareholders hereby direct the Escrow Agent to invest and reinvest such Escrow Amount and the income therefrom in savings or money market accounts with, repurchase agreements with, or certificates of deposit (with maturities
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of not more than three months) issued by banks or trust companies located in the
United States of America, the actual value of the assets of which is at least $100,000,000 in excess of its liabilities, or in United States Treasury Bills (with maturities of not more than three months) or mutual funds backed by United States Treasury Bills or as otherwise directed in writing by Acquiror and Stanley Roth, as the representative of the Shareholders (the "Shareholder Representative").

            (b) Unless otherwise directed, the Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with the Escrow Agent or any of its affiliates. All brokerage costs and related expenses incurred hereunder shall be paid from the Escrow Funds. The Escrow Amount together with all amounts so earned from such investments and reinvestments ("Escrow Income") are collectively referred to herein as the "Escrow Funds." The Escrow Funds shall be held by Escrow Agent subject to the terms and conditions hereinafter set forth.

            (c) The Escrow Agent shall have the right to liquidate any investments held, in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Funds or any earnings thereon.

      4. USE OF ESCROW FUNDS; DISTRIBUTIONS OF ESCROW INCOME.

            4.1 USE OF ESCROW FUNDS. The Escrow Funds shall be used, to the extent required, to satisfy in full or in part the indemnification obligations of the Shareholders as set forth in Article VIII of the Stock Purchase Agreement ("Indemnification Obligations"). Notwithstanding the foregoing, the use of Escrow Funds to satisfy Indemnification Obligations shall be limited to $6 million in the aggregate.

            4.2 CLAIM NOTICES. If at any time up to and including the second anniversary of the Closing Date, a Claim (as defined in Section 8.01 of the Stock Purchase Agreement) has been asserted against, resulted from, imposed upon or incurred by Acquiror or any Acquiror Indemnified Party, directly or indirectly, by reason of, arising out of or resulting from the matters set forth in Sections 8.01(a), (b), (d) or (e) of the Stock Purchase Agreement that Acquiror in good faith believes gives rise to an Indemnification Obligation, Acquiror may provide the Escrow Agent and the Shareholder Representative with written notice with respect to such Claim (a "Claim Notice"). Such Claim Notice shall (a) specify in reasonable detail the basis for each individual Indemnification Obligation with respect to such Claim in accordance with the provisions of the Stock Purchase Agreement and this Agreement, (b) include the amount (with supporting calculations and documents), if any, that Acquiror believes in good faith should be distributed from the Escrow Funds for each individual Indemnification Obligation at such time in accordance with the provisions of the Stock Purchase Agreement and this Agreement and (c) provide instructions with respect to the distribution of such amount, if any, including the recipients thereof and the amount to be distributed to each recipient. Each Claim Notice shall be executed by an authorized officer of Acquiror, and the
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Escrow Agent shall be entitled to rely on such Claim Notice as being duly authorized and executed by Acquiror on behalf of either itself or another Acquiror Indemnified Party.

            4.3 DISTRIBUTION NOTICES. If (a) a Claim has been asserted against, resulted from, imposed upon or incurred by Acquiror or any Acquiror Indemnified Party, directly or indirectly, by reason of, arising out of or resulting from the matters set forth in (i) a Claim Notice previously delivered pursuant to
Section 4.2 of this Agreement or (ii) Section 8.01(c) of the Stock Purchase Agreement and (b) Acquiror believes in good faith that such Claim gives rise to an Indemnification Obligation (or, in the case of clause (a)(i) above, an additional Indemnification Obligation) from the Escrow Funds in accordance with the provisions of the Stock Purchase Agreement and this Agreement as a result of such Claim, then Acquiror may provide the Escrow Agent and the Shareholder Representative with written notice (a "Distribution Notice") at any time thereafter. Such Distribution Notice shall (a) specify in reasonable detail the basis for each individual Indemnification Obligation with respect to such Claim in accordance with the provisions of the Stock Purchase Agreement and this Agreement, (b) include the amount (with supporting calculations and documents) that Acquiror believes in good faith should be distributed from the Escrow Funds for each individual Indemnification Obligation at such time in accordance with the provisions of the Stock Purchase Agreement and this Agreement and (c) provide instructions with respect to the distribution of such amount, including the recipients thereof and the amount to be distributed to each recipient. Each Distribution Notice shall be executed by an authorized officer of Acquiror, and the Escrow Agent shall be entitled to rely on such Distribution Notice as being duly authorized and executed by Acquiror on behalf of either itself or another Acquiror Indemnified Party.

            4.4 INTEREST EXPENSE. Acquiror may from time to time submit to the Escrow Agent and the Shareholder Representative a notice, together with supporting documents, that requests payment of any due but previously unpaid Interest Expense (an "Interest Notice"). For purposes of this Section 4.4, the term "Interest Expense" means the amount of interest Acquiror would incur if it had borrowed the funds it used to pay any amounts for which it or any other Acquiror Indemnified Party is eventually indemnified pursuant to this Agreement for the period from the date of payment of such amount by Acquiror or any other Acquiror Indemnified Party to the receipt by Acquiror of indemnification pursuant to this Agreement. For purposes of such calculation, the marginal interest rate in effect under Acquiror's revolving credit facility during such period shall be used. Notwithstanding the foregoing, the aggregate amount of payments to Acquiror at any time pursuant to this Section 4.4 shall not exceed the aggregate amount of Escrow Income at such time. To the extent that Acquiror has submitted one or more Interest Notices that request payment of due but previously unpaid Interest Expense in excess of the aggregate amount of Escrow Income at such time, the Escrow Agent shall, subject to Section 4.6, pay such unpaid Interest Expense to the extent of available Escrow Income and thereafter upon receipt of additional Escrow Income, shall, subject to Section 4.6 pay, such Escrow Income to Acquiror pursuant to the terms of such outstanding Interest Notices until such time as all such unpaid Interest Expense has been paid.

            4.5 DISTRIBUTIONS. If, within 20 days of the Notice Receipt Date (as hereinafter defined) for a Claim Notice, a Distribution Notice or an Interest Notice, Acquiror and the Escrow Agent are not in receipt of a Notice of Disagreement (as hereinafter defined) with respect to such Claim Notice, Distribution Notice or Interest Notice, then on the next Business Day thereafter the
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Escrow Agent shall pay from the Escrow Funds by wire transfer of immediately available funds the amount, if any, set forth in such Claim Notice, Distribution Notice or Interest Notice in accordance with the terms of such Claim Notice, Distribution Notice or Interest Notice. Acquiror shall not be entitled to any distributions of Escrow Funds with respect to a particular matter or for Interest Expense unless Acquiror has delivered a Claim Notice, a Distribution Notice or Interest Notice, as appropriate.

            4.6 NOTICE OF DISAGREEMENT. If ,upon receipt of a Claim Notice, a Distribution Notice or an Interest Notice, the Shareholder Representative believes in good faith that the Acquiror Indemnified Parties are not entitled to all or part of the indemnification or Interest Expense, as applicable, described therein, then the Shareholder Representative may provide Acquiror and the Escrow Agent with written notice of such disagreement (a "Notice of Disagreement"). Such Notice of Disagreement shall specify in reasonable detail the basis for such disagreement and such Notice of Disagreement shall be received by Acquiror and the Escrow Agent within 20 days of the Notice Receipt Date for the Claim Notice, Distribution Notice or Interest Notice, as appropriate, with respect to which such Notice of Disagreement is being provided. Each Notice of Disagreement shall be executed by the Shareholder Representative, and the Escrow Agent shall be entitled to rely on such Notice of Disagreement as being duly authorized and executed by the Shareholder Representative.

            4.7 RESOLUTION OF DISAGREEMENTS. Each of the parties hereto agrees to cause its representatives to negotiate in good faith and use all reasonable efforts to resolve any matters set forth in an effective Notice of Disagreement until the earlier of (a) the receipt by the Escrow Agent of a Resolution Notice (as hereinafter defined) with respect to such matters and (b) 20 days from the date of receipt by Acquiror of such Notice of Disagreement. If the matters set forth in a Notice of Disagreement are resolved by the parties hereto, within two Business Days of such resolution Acquiror and the Shareholders (or the Shareholder Representative on behalf of the Shareholders) shall deliver a notice to the Escrow Agent (a "Resolution Notice") that sets forth the amount, if any, that should be distributed from the Escrow Funds and instructions with respect to the distribution of such amount, if any, including the recipients thereof and the amount to be distributed to each recipient. The Escrow Agent shall pay from the Escrow Funds by wire transfer of immediately available funds the amount, if any, set forth in such Resolution Notice in accordance with the instructions set forth therein within two Business Days of receipt of such Resolution Notice. Each Resolution Notice shall be executed by an authorized officer of Acquiror and the Shareholder Representative, and the Escrow Agent shall be entitled to rely on such Resolution Notice as being duly authorized and executed by Acquiror and the Shareholder Representative.

            4.8 ARBITRATION.At any time after the expiration of the 20-day period referred to in clause (a) of Section 4.7 with respect to any unresolved matters set forth in an effective Notice of Disagreement, Acquiror may elect to, and, upon such election, Acquiror and the Shareholders shall, submit such unresolved matters to final and binding arbitration in accordance with the arbitration procedures of the American Arbitration Association, such arbitration proceedings to be held in New York City or in such other place as may be agreed to in writing by Acquiror and the Shareholder Representative. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In connection with such arbitration proceedings, each of the
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Shareholder Representative and Acquiror shall submit to the arbitrator the amount that the Shareholders would agree to distribute from the Escrow Funds, if any, or that Acquiror would agree to accept, respectively, to settle the unresolved matter. Notwithstanding anything herein to the contrary, the award rendered by the arbitrator shall be either the amount submitted by Acquiror or the amount submitted by the Shareholder Representative, and the arbitrator shall, in addition, award the prevailing party the reasonable costs and expenses incurred by such prevailing party in connection with such arbitration proceedings. The non-prevailing party in such arbitration proceeding agrees to indemnify the prevailing party from and against all reasonable costs and expenses of the arbitration proceeding. No costs and expenses of arbitration awarded or payable pursuant to this Section 4.8 shall be paid from the Escrow Funds. Except as otherwise expressly provided herein, in reaching his or her decision, the arbitrator shall have no authority or jurisdiction to change or modify any provision of this Agreement or to award punitive damages nor shall such provisions be modified or punitive damages be awarded in any other forum. The parties agree that if, pursuant to the award of the arbitrator, the Acquiror Indemnified Parties are to receive any payments from the Escrow Funds, the Escrow Agent shall make such payment within two Business Days of receipt from
(a) such arbitrator of written notice, executed by such arbitrator, of such arbitrator's award and (b) written instructions from Acquiror (executed by a duly authorized officer of Acquiror) with respect to the distribution of such award, including the recipients thereof and the amount to be distributed, by wire transfer of immediately available funds in accordance with such written instructions. The Escrow Agent shall be entitled to rely on (i) the notice from the arbitrator as being duly authorized and executed by such arbitrator and (ii) the written instructions from Acquiror as being duly authorized and executed by Acquiror.

      4.9 CERTAIN DEFINITIONS. For purposes of this Section 4:

            (a) With respect to a particular Claim Notice, Distribution Notice or Interest Notice, the term "Notice Receipt Date" shall mean the date indicated as such in a certificate delivered by Acquiror to the Escrow Agent. Such certificate shall be executed by an authorized officer of Acquiror and shall certify that Acquiror is in possession of confirmation, as provided in Section
7.5 of this Agreement, that such Claim Notice, Distribution Notice or Interest Notice has been received by the Shareholder Representative. The Escrow Agent shall be entitled to rely on such certificate as being duly authorized and executed by Acquiror.

            (b) The term "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

      5. TERMINATION OF ESCROW. The escrow provided for hereunder shall terminate (the "Escrow Termination Date") upon the earlier of (i) distribution of $6 million to the Acquiror Indemnified Parties by the Escrow Agent for Indemnification Obligations in accordance with Section 4.5 hereof and the satisfaction or resolution of each Interest Notice delivered by Acquiror pursuant to Section 4.4, (ii) the receipt of written notification ("a Termination Notice") from Acquiror to the Escrow Agent, which Termination Notice shall be provided promptly upon the later of (a) such time as all matters described in Claim Notices that relate to Section 8.01(a), (b) or (d) of the Stock Purchase Agreement have been fully resolved, (b) the matters described in
Section 8.01(c) of the Stock Purchase Agreement have been fully resolved and (c) the second anniversary of the
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Closing Date, and (iii) the sixth anniversary of the Closing Date. Subject to any unpaid distributions required pursuant to Section 4, all Escrow Funds remaining on the Escrow Termination Date shall be distributed by the Escrow Agent to the Shareholders upon written instructions from the Shareholder Representative. Such distribution of Escrow Funds shall be made in the same manner, using the same percentages, as the distribution of the Closing Purchase Price to such Shareholders in connection with the Acquisition as directed in writing by the Shareholder Representative.

      6. ESCROW AGENT.

            6.1 DUTIES. The Escrow Agent's obligations and duties in connection herewith are purely ministerial and are confined to those specifically enumerated in this Agreement. The Escrow Agent shall not be liable or responsible for the sufficiency, correctness, genuineness or validity of any instrument deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same, and the Escrow Agent shall not be liable for any loss that may occur by reason of forgery, false representation or the exercise of its discretion in any particular manner or for any other reason, except for its own gross negligence, bad faith or willful misconduct. The Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof. The Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

            6.2 RELIANCE; LIABILITY. The Escrow Agent may rely and shall not be liable for acting or refraining from acting in good faith upon any written notice, instruction or request or other paper furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be responsible for holding and distributing the Escrow Funds pursuant to this Agreement, but in no event shall be liable for any special, indirect, exemplary or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof or for the form or execution hereof, or for the identity or authority of any person executing or depositing the same. The Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) the act, failure or neglect of any other party hereto or any agent or correspondent prudently selected by the Escrow Agent for the remittance of the Escrow Funds; (b) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; (c) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers; or (d) acts of God, FORCE MAJEURE, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor and strike.

            6.3 INDEMNIFICATION. Except in instances of the Escrow Agent's own gross negligence, bad faith or willful misconduct, Acquiror and the Shareholders, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent, its officers, employees, agents and
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counsel against any and all costs, losses, claims, damages, liabilities, expenses, including reasonable costs of investigation, court costs and reasonable attorneys' fees, and disbursements that may be imposed upon the Escrow Agent in connection with its acceptance of appointment as the Escrow Agent and the exercise of, or failure to exercise, its rights and duties hereunder, including any litigation arising from this Agreement involving the subject matter hereof, and all such costs, expenses and disbursements shall be for the account of and shall be borne and paid by Acquiror and the Shareholders as a condition to termination of this Agreement. Such costs, losses, claims, damages, liabilities, expenses and disbursements shall be paid according to the fee schedule attached as Exhibit A hereto. To the extent the foregoing indemnity contemplates indemnification of the Escrow Agent for its own negligent acts or omissions under certain circumstances, that is the express intent of the parties hereto. The terms and provisions of this Section 6.3 shall survive the termination of this Agreement.

            6.4 DISPUTES; UNCERTAINTY; CONFLICTS. In the event of a dispute between the parties or any other person, firm or entity with respect to this Agreement or the Escrow Funds, such dispute shall be resolved only by means of the provisions of Section 4.8, if applicable, or final and binding arbitration in accordance with the arbitration procedures of the American Arbitration Association, such arbitration proceedings to be held in New York City or in such other place as may be agreed to in writing by Acquiror and the Shareholder Representative. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

            6.5 FEES. The Escrow Agent shall be compensated in accordance with the fee schedule attached as Exhibit A hereto. All such fees and expenses shall be paid first from the Escrow Funds as available, then in the absence of availability, jointly and severally by the parties hereto.

            6.6 RESIGNATION AND SUCCESSOR. The Escrow Agent may resign and be discharged of its duties and obligations under this Agreement by written notice provided to Acquiror and the Shareholder Representative not less than 15 days before the date when such resignation is to take effect. A successor escrow agent shall be selected by Acquiror and the Shareholder Representative. Any successor escrow agent shall execute, acknowledge and deliver to Acquiror and the Shareholder Representative an instrument accepting such duties and obligations hereunder; and thereupon such successor escrow agent, without any further act, deed or conveyance, shall become fully vested with all rights, duties and obligations of its predecessor under this Agreement, with like effect as if originally named Escrow Agent. The Escrow Agent, ceasing to act hereunder, shall turn over to the successor escrow agent the Escrow Funds. If Acquiror and the Shareholder Representative fail to designate a substitute escrow agent within 30 days after the giving of such notice, the Escrow Agent may institute a bill of interpleader with any court of competent jurisdiction. The Escrow
Agent's sole responsibility after the notice period expires shall be to keep safely the Escrow Funds and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions
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of a final order or judgment of a court of competent jurisdiction, at which time the Escrow Agent's obligations hereunder shall cease and terminate. Subject to the Escrow Agent's right to institute a bill of interpleader, the Escrow Agent may not resign until a successor escrow agent has been appointed and accepts such function as provided in this Section 6.6.

            6.7 CONSULTATION WITH LEGAL COUNSEL. The Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties and responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

            6.8 RECEIPT OF ESCROW AMOUNT. By its execution and delivery of this Agreement, the Escrow Agent acknowledges receipt from Acquiror of the Escrow Amount. Receipt, investment and reinvestment of the Escrow Funds shall be confirmed by the Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement will be noted by Acquiror and the Shareholder Representative to the Escrow Agent within 30 days after receipt thereof. Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. Each account statement shall have been deemed to have been received by the party to whom directed on the earlier of (i) actual receipt thereof and (ii) ten Business Days after the deposit thereof in the United States Mail, postage prepaid.

            6.9 MERGER, CONSOLIDATION, ETC. OF THE ESCROW AGENT. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

      7. MISCELLANEOUS.

            7.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Stock Purchase Agreement constitute the entire agreement between Acquiror and the Shareholders with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

            7.2 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon each of Acquiror, the Company, the Shareholders and the Escrow Agent and their respective successors, executors, beneficiaries, administrators, heirs, personal representatives and assigns.

            7.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the
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grounds of venue, forum noncoveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts..

            7.4 HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

            7.5 NOTICES. All notices, requests, demands, claims and other communications that are required to be or may be given under this Agreement shall be in writing and (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the appropriate party at the following addresses:

            if to Acquiror:

                  Core Laboratories N.V.
                  Herengracht 424
                  1017 BZ Amsterdam
                  The Netherlands
                  Telecopy:  (011) 31-20-627-9886
                  Attention:  Managing Director

                  with copies to:

                        Core Laboratories, Inc.
                        5295 Hollister Road
                        Houston, Texas  77040
                        Telecopy:  (713) 690-3947
                        Attention:  John D. Denson

                        Vinson & Elkins L.L.P.
                        2300 First City Tower
                        1001 Fannin Street
                        Houston, Texas  77002-6760
                        Telecopy:  (713) 615-5531
                        Attention:  T. Mark Kelly

            if to the Escrow Agent:

                        Chase Manhattan Bank
                        450 West 33rd Street
                        New York, New York  10001
                        Telecopy:  (212) 946-8156
                        Attention:  Escrow Administration, 15th Floor
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            if to the Shareholder Representative:

                  Stanley Roth
                  North American Capital Corp.
                  510 Broad Hollow Road
                  Melville, New York  11747-3665
                  Telecopy:  (516) 752-9618

                  with copies to:

                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York  10022-6069
                        Telecopy:  (212) 848-7179
                        Attention:  John A. Marzulli, Jr.

                        Stibbe Simont Monahan Dehot
                        P. O. Box 75460
                        1070 AP Amsterdam
                        The Netherlands
                        Telecopy:  (011) 31-20-546-0733
                        Attention:  Hector W. L. de Beaufort

or to such other address as the parties set forth above shall have furnished to the other parties set forth above by notice given in accordance with this
Section 7.5. Such notices shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee, or (iii) if mailed, upon the earlier of 10 days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

            7.6 TAX MATTERS. Acquiror and each of the Shareholders shall provide the Escrow Agent with an appropriately completed Form W-8 or form W-9, as applicable, as soon as reasonably practicable after the execution of this Escrow Agreement. Failure so to provide such forms may prevent or delay disbursements from the Escrow Funds and may also result in the assessment of a penalty and the Escrow Agent's being required to withhold tax on any interest or other income earned on the Escrow Funds. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

            7.7 ASSIGNMENT. This Escrow Agreement shall not be assigned by Acquiror or any of the Shareholders without the prior written consent of the Escrow Agent.

            7.8 SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated
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hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision, covenant or restriction is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            7.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Acquiror, each of the Shareholders and Escrow Agent have each caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the date first above written.

                                    ACQUIROR:

                                    CORE LABORATORIES N.V.

                                    By:   Core Laboratories International B.V.,
                                             its sole managing director

                                          By: ____________________________
                                                 Jacobus Schouten
                                                 Managing Director

                                    SHAREHOLDERS:

                                    ______________________________________
                                    Frerik Pluimers

                                    ALPINVEST HOLDING N.V.

                                    By: __________________________________
                                    Name:
                                    Title:

                                    HEMERA II & CIE S.C.A


                                    By: __________________________________
                                    Name:
                                    Title:

                                    EUROFRANDEV S.A.


                                    By: __________________________________
                                    Name:
                                    Title:

                                    SHAREHOLDERS:

                                    PARINDEV PME SA

                                    By: __________________________________
                                    Name:
                                    Title:

                                    STICHTING PARTICIPATIE SAYBOLT
                                      INTERNATIONAL B.V.

                                    By: __________________________________
                                    Name:
                                    Title:

                                    ABN AMRO PARTICIPATIES B.V.

                                    By: __________________________________
                                    Name:
                                    Title:

                                    CITICORP CAPITAL INVESTORS
                                       EUROPE LTD.

                                    By: __________________________________
                                    Name:
                                    Title:

                                    EUROPENTERPRISE '92 CURACAO N.V.

                                    By: __________________________________
                                    Name:
                                    Title:

                                    SHAREHOLDERS:


                                    ______________________________________
                                    Rolly Louis Rudolph Jules van Rappard


                                    ______________________________________
                                    Maarten Ruijs


                                    ______________________________________
                                    Michael David Cook Smith


                                    ______________________________________
                                    Alexander Donald MacKenzie


                                    ______________________________________
                                    Corinne Ingeborg Beatrice Koltes-Sulzer

                                    THE ESCROW AGENT:

                                    CHASE MANHATTAN BANK

                                    By: __________________________________
                                    Name:
                                    Title:

                                    EXHIBIT A

      $5,000 per annum or any part thereof without proration for partial years (includes investment in a Chase Manhattan Bank Money Market Account, The Chase Manhattan Bank Mutual Fund known as the Vista Fund or the Cash Escrow).

      $75 per investment (excludes Money Market, Vista Fund or Cash Escrow investments).